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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                         VNUS MEDICAL TECHNOLOGIES, INC.

     The undersigned, Brian E. Farley, hereby certifies that:

     1. He is the duly elected and acting President of VNUS Medical Technologies, Inc., a Delaware Corporation.

     2. This Corporation was originally incorporated under the name "VNUS Medical Technologies, Inc.," and the original Certificate of Incorporation of this Corporation was filed with the Secretary of State of Delaware on January 4, 1995 (the "Original Certificate of Incorporation").

     3. This Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") has been duly adopted by this Corporation's Board of Directors (the "Board of Directors") and stockholders in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware, and the Corporation's stockholders have given their written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation restates, amends and supercedes the provisions of the Original Certificate of Incorporation and all prior amendments and restatements of the Certificate of Incorporation.

     4. Upon filing with the Secretary of State of the State of Delaware (the "Effective Date"), this Certificate of Incorporation shall be amended and restated to read in full as follows:

                                   ARTICLE I.

     The name of the Corporation is VNUS Medical Technologies, Inc. (the "Corporation").

                                  ARTICLE II.

     The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, City of Dover 19901, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III.

     The purpose of the Corporation is to engage in any lawful act or activity for which Corporations may be organized under the General Corporation Law of the State of Delaware.
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                                  ARTICLE IV.

     A. CLASSES OF STOCK. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of stock that the Corporation shall have authority to issue is 66,666,666, of which (i) 56,666,666 shares shall be Common Stock, $0.001 par value per share (the "Common Stock") and (ii) 10,000,000 shares shall be shares of Preferred Stock, $0.001 par value per share (the "Preferred Stock").


     B. PREFERRED STOCK. Subject to the limitations and in the manner provided by law, the Board of Directors or a duly-authorized committee of the Board of Directors, in accordance with the laws of the State of Delaware, is hereby authorized to, from time to time, provide by resolution for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as "Preferred Stock Designation"), setting forth such resolution, to establish the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding); provided that, in case the number of shares of any series shall be so decreased, the shares constituting such decrease shall upon the taking of any action required by applicable law resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series as well as the number of shares authorized for issuance in each series; (iii) the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative; (iv) dates at which dividends, if any, shall be payable; (v) the redemption rights and price or prices, if any, for shares of the series; (vi) the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series; (vii) the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation; (viii) whether the shares of the series shall be convertible into, or exchangeable, or redeemable for, shares of any other class or series, or any other security, of the Corporation or any other Corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; (ix) the voting rights, if any, of the holders of shares of the series generally or upon specified events; (x) any other rights, powers, preferences of such shares as are permitted by law.

                                   ARTICLE V.

     A. In furtherance and not in limitation of the powers conferred by statute, subject to any restrictions set forth herein, the Board of Directors of the Corporation is expressly authorized


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to make, adopt, alter, amend or repeal Bylaws of the Corporation by resolutions adopted by the affirmative vote of a majority of the entire Board of Directors, subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board of Directors.

     B. Stockholders may not make, adopt, alter, amend, change or repeal the Bylaws of the Corporation except upon the affirmative vote of at least 75% of the votes entitled to be cast by the holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

                                  ARTICLE VI.

     Subject to the provisions of the General Corporation Law of the State of Delaware and any limitations in the bylaws or this Certificate of Incorporation relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors shall have that number of directors set out in the Bylaws of the Corporation as adopted or as set from time to time by a duly adopted amendment thereto by the Directors or stockholders of the Corporation. The number of directors which shall constitute the whole Board of Directors shall be fixed by the board of directors in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE VII.

     The Board of Directors shall be divided into three classes, as nearly equal in number as possible. The initial classification of directors shall be determined in accordance with a resolution or resolutions adopted by the Board of Directors. The term of office of the Class I Directors to expire at the first annual meeting of stockholders or any special meeting in lieu thereof following the Effective Date, the term of office of the Class II Directors to expire at the second annual meeting of stockholders or any special meeting in lieu thereof following the Effective Date and the term of office of the Class III Directors to expire at the third annual meeting of stockholders or any special meeting in lieu thereof following the Effective Date. At each annual meeting of stockholders or special meeting in lieu thereof following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of the stockholders or special meeting in lieu thereof after their election and until their successors are duly elected and qualified. Directors need not be stockholders of the Corporation unless so required by this Certificate of Incorporation or the Bylaws of the Corporation, wherein other qualifications for directors may be prescribed.

     Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any director may be removed with cause by the holders of at least 75% of the voting power of the Corporation entitled to vote at an election of directors.

     Any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall be filled by a majority of the members of the


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Incumbent Board then in office, even though less than a quorum of the Board of
Directors, and not by the stockholders. The newly created or eliminated directorships resulting from such increase or decrease shall, if reasonably possible, be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent reasonably possible, consistent with the foregoing, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation and newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the members of the Incumbent Board then in office, although less than a quorum. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled. Any director elected in accordance with this section shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified. The "Incumbent Board" shall mean those directors of the Corporation who, as of the Effective Date, constitute the Board of Directors of the Corporation, provided that (i) any person becoming a director subsequent to such date whose election, or nomination for election by the Corporation's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended) or (ii) any person appointed by the Incumbent Board to fill a vacancy, shall also be considered a member of the Incumbent Board of the Corporation.

     No person entitled to vote at an election for directors may cumulate votes to which such person is entitled.


                                 ARTICLE VIII.

     A. Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by a majority of the Board of Directors, the Chairman of the Board of Directors or the President of the Corporation. Special meetings of the stockholders of the Corporation may not be called by any other person or persons.

     B.   Elections of directors need not be by written ballot.

     C. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                  ARTICLE IX.

     No action shall be taken by the stockholders except at an annual or special meeting of stockholders and the stockholders may not take action by written consent.

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                                   ARTICLE X.

     A. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     B. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended

     C. The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended or supplemented, to indemnify any person by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     D. Indemnification conferred pursuant to this Article X shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the person receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article X.

     E. Neither any amendment nor repeal of this Article X, nor the adoption of any provision of the Corporation's Certificate of Incorporation inconsistent with this Article X, shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XI.

     The Corporation is to have perpetual existence.

                                  ARTICLE XII.

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation."

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                                 ARTICLE XIII.

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, this Certificate of Incorporation may be amended by the Board of Directors, with respect to corrections not affecting the rights, preferences and privileges of the Corporation's stockholders.

     The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation. Notwithstanding the foregoing, no amendment, alteration, change or repeal may be made to Article Fifth, Article Seventh, Article Eighth, Article Ninth or this Article Thirteenth without the affirmative vote of the holders of at least 75% of the outstanding voting stock of the corporation voting together as a single class.